SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   January 6, 2000



                            GOUVERNEUR BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


       UNITED STATES                   001-14910              04-3429966
(State or Other Jurisdiction          (Commission           (IRS Employer
     of Incorporation)                File Number)        Identification No.)


                  42 Church Street, Gouverneur, New York 13642
                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code: (315) 287-2600

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Effective January 6, 2000, the Executive Committee of the Board of Directors of Gouverneur Bancorp, Inc. (the "Registrant") approved Fust Charles Chambers LLP of Syracuse, New York to replace KPMG LLP as the independent public accountants to audit the financial statements of the Registrant and its subsidiary, Gouverneur Savings and Loan Association. The change in accountants was recommended by the Company's Audit Committee.

         The Registrant and its subsidiary believe, and have been advised by KPMG LLP that it concurs with such belief, that, for the years ended September 30, 1999 and September 30, 1998 (regarding the subsidiary only, as the Registrant was formed in March 1999), the Company and its subsidiary and KPMG LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG LLP would have caused it to make reference in connection with its report on the financial statements of the Registrant and its subsidiary to the subject matter of the disagreement.

         The report of KPMG LLP on the financial statements of the Registrant and its subsidiary for the years ended September 30, 1999 and September 30, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304 (a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

         The Registrant has requested that KPMG LLP furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the above statements. A copy of that letter is attached as Exhibit 16 to this Form 8-K.

ITEM 7.  EXHIBITS

         16.  Letter of KPMG LLP.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            GOUVERNEUR BANCORP, INC.


Date: January 7, 2000       By:  /s/ RICHARD F. BENNETT
                                 -----------------------------------------
                                     Richard F. Bennett
                                     President and Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit
Number           Description
-------          -----------

  16             Letter of KPMG LLP dated January 7, 2000.